>

EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Keith Lowey, in the capacity of the officer who performs the functions of Principal Financial Officer, of Conihasset Capital Partners, Inc, a Delaware corporation (the “Registrant”), certifies that:

1. The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 14, 2007	/s/ Keith Lowey
Keith Lowey
Chief Financial Officer